Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement dated as of August 6, 2018 (the “Separation Agreement”), which provides for a Mutual General Release and a Supplemental Release (together, the “Releases” and this Separation Agreement, the General Releases and the Supplemental Release collectively shall be referred to as the “Agreement”), is made between John F. Milligan, Ph.D. (“Milligan”) and Gilead Sciences, Inc., on its behalf and on behalf of any parent, subsidiary or affiliated corporation or related entity of Gilead Sciences, Inc., (collectively, “Gilead”).  A copy of this Agreement, including the Releases attached hereto, was delivered to Milligan on August 3, 2018.

1.              Milligan shall continue to serve as Gilead’s Chief Executive Officer through the earlier of (a) the day before the day on which Milligan’s successor as Chief Executive Officer is appointed and commences service in such role or (b) December 31, 2018 (the earliest such date, the “Transition Date”).  From the date hereof through the Transition Date, Milligan shall, in good faith, continue to perform the customary duties associated with the Chief Executive Officer Position, consistent with the nature and scope of his service prior to the date of this Separation Agreement.  On the Transition Date, Milligan shall resign from Gilead’s Board of Directors (the “Board”).  Milligan shall serve as a non-executive, part-time employee in the role of senior advisor to Gilead from the Transition Date through February 28, 2019 (the “Separation Date”).    From the Transition Date through the Separation Date, Milligan shall, in good faith, perform such transitional duties as are reasonably requested by the Board, subject to the limitations of Section 2(b). The Separation Date shall be Milligan’s last day to report to work as an employee, and thereafter Milligan will no longer perform any further job duties with Gilead or render services in any other capacity to Gilead.  Accordingly, on the Separation Date, Milligan shall incur a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code” and such section “Section 409A”).  For the avoidance of doubt, in no event may Gilead terminate Milligan’s employment prior to the Separation Date other than for Cause.  For purposes hereof, “Cause” shall mean Milligan’s: (i) performance of any act, or failure to perform any act, in bad faith and to the detriment of Gilead; (ii) dishonesty, intentional misconduct, material violation of any Gilead policy, or material breach of any agreement with Gilead (including refusal to perform services in good faith under this Separation Agreement); or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

2.              In consideration for the promises contained in this Agreement, Gilead agrees to the following:

(a)                                       From the date hereof through the Transition Date, Milligan shall continue to be paid his base salary at an annualized rate of $1,591,000 in accordance with Gilead’s standard payroll procedures.  On the Separation Date, Milligan shall be paid all earned but unpaid base salary and all accrued but unpaid vacation pay.  Following the Transition Date, Milligan shall be paid a lump sum cash payment equal to Milligan’s actual annual bonus for 2018, payable when such annual bonuses are paid to other executive employees of Gilead, and in all events prior to March 15, 2019.  Notwithstanding the foregoing, any compensation deferred by Milligan pursuant to one or more non-qualified deferred compensation plans of Gilead subject to Section 409A shall be paid at such time and in such form of payment as set forth in each applicable plan governing the payment of any such deferred amounts.

(b)                                       From the Transition Date through the Separation Date, it is anticipated and expected that Milligan shall provide services to Gilead two (2) days per week, as reasonably requested by the Board, and, accordingly, shall be paid two-fifths (2/5) of his base salary at an annualized rate of $1,591,000, in accordance with Gilead’s standard payroll procedures.  In the event the services reasonably requested by the Board require Milligan to provide services for more than two (2) days in any week and Milligan agrees to provide such excess services, then Gilead shall pay to Milligan a per diem amount equal to one additional day’s salary for each additional day on which such requested services are provided.  In addition, Milligan shall receive a 2019 bonus in the form of a lump sum cash payment in the amount of $1,500,000, payable within 30 days following the Separation Date.  Milligan shall not be eligible to receive any other payment in respect of 2019 under Gilead’s annual bonus plan and shall not participate in any additional bonus or incentive compensation arrangements.

(c)                            On and as of the Separation Date:

(i)                                     Milligan’s outstanding stock option awards shall vest in full and, based upon Milligan’s status as a retirement-eligible employee under the terms of such awards, shall remain outstanding in accordance with the terms of the applicable Stock Option Agreements; and

(ii)                                  Milligan’s outstanding performance shares shall cease to be subject to the Continuous Service vesting requirement (as such term is defined in the applicable Performance Share Award Agreements), such that Milligan shall vest in one-hundred percent (100%) of the performance-qualified shares earned as certified for the applicable performance period based on the actual level at which the applicable performance metrics are attained.  The shares with respect to which Milligan vests as of the applicable certification dates shall be issued at the same time shares are issued with respect to similar awards to executive employees of Gilead.

(d)                                 If Milligan (i) counter-signs and delivers to Gilead the Mutual General Release, in the form set forth in Attachment A hereto (the “General Release”), within twenty-one (21) calendar days following the date hereof and does not subsequently revoke the General Release within the time period set forth therein; and (ii) signs and delivers to Gilead the Supplemental Release in the form set forth as Attachment B hereto (the “Supplemental Release”) on the Separation Date and does not subsequently revoke the Supplemental Release within the time period set forth therein, Gilead will provide Milligan with the following benefits:

(A)                               cash severance payments consistent with the Gilead Severance Plan, payable in the form of salary continuation payments, in an aggregate amount of $8,285,000, representing the sum of (i) twenty-four (24) months of base pay at Milligan’s rate of base pay in effect as of the date of this Separation Agreement of $132,583.33 per month, plus (ii) the amount of $5,103,000, which Milligan agrees is equal to two-times the average of the actual bonuses paid to Milligan (or otherwise earned but deferred in whole in part) under Gilead’s annual bonus plan for the three fiscal years preceding the date of this Separation Agreement.  Such aggregate severance amount shall be paid in a series of successive equal periodic installments over the twenty-four (24) months following the Separation Date, except that the first installment(s) shall be paid on the first regularly-scheduled payday for Gilead salaried employees following the Separation Date on which the Supplemental Release is effective and enforceable in accordance with applicable law following the expiration of the maximum review and revocation periods provided for therein, or as soon as administratively practicable thereafter in Gilead’s sole discretion, but in no event later than sixty (60) days following the Separation Date.  Each subsequent installment will be paid on a successive basis on each regularly-scheduled pay date for Gilead salaried employees over the remaining salary continuation period.  For the avoidance of doubt, the severance benefit payable pursuant to this Paragraph 2(d)(i) shall be deemed to be a series of separate payments, with each installment of the benefit to be treated as a separate payment consistent with Section V(b) of the Gilead Sciences, Inc. Severance Plan (the “Severance Plan”). Each such payment shall be subject to Gilead’s collection of all applicable withholding taxes. Benefits such as 401(k) plan deferrals and employer matching contributions, short and long term disability insurance, life insurance, vesting in stock options, performance shares or restricted stock unit awards, participation in the employee stock purchase plan and further accrual of vacation will all terminate on and as of the Separation Date, except as otherwise expressly provided under the applicable benefit plans or this Agreement;

(B)                               a lump sum cash payment intended to partially offset costs of Milligan’s health care continuation coverage as if Milligan were electing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for twenty-four (24) months (the “COBRA Payment”).  To be eligible to receive the COBRA Payment, Milligan must also be a participant in Gilead’s group health care plan as of the Separation Date.  The COBRA Payment amount, if applicable, will be equal to twenty-four (24) times (1) the monthly health care continuation coverage cost as if Milligan were electing coverage under COBRA for Milligan and Milligan’s eligible dependents covered as of the Separation Date minus (2) the monthly health care premium cost payable by Milligan for the same coverage as if Milligan were an active employee, and that subtotal will be less applicable withholdings and standard deductions.  For the avoidance of doubt, Milligan will not be provided the COBRA Payment if Milligan is no longer a participant in Gilead’s group health care plan as of the Separation Date.  If applicable, the COBRA Payment will be paid within thirty (30) days following the Separation Date, and will be included on an applicable W-2 Form issued by Gilead; and

(iii)                               outplacement services through a Gilead-contracted provider for a period of twelve (12) months following the Separation Date.

(e)                               Gilead shall reimburse, or directly pay on Milligan’s behalf, all legal fees incurred by Milligan in negotiating and documenting his separation and this Agreement, but not to exceed $35,000.  Such reimbursement or payment shall be made in accordance with Gilead’s standard reimbursement or payment policies and, in any event, within thirty days of the submission of reasonable documentation of such fees.

3.              Notwithstanding any provision in this Agreement to the contrary, no payment or benefit under this Agreement that constitutes an item of deferred compensation under Section 409A that is payable as a result of Milligan’s separation from service with Gilead will be made to Milligan prior to the earlier of (i) the first day of the seventh (7th) month following the Separation Date or (ii) the date of Milligan’s death, if and only to the extent that Gilead determines that such delayed commencement is required in order to avoid a prohibited distribution under Section 409A(a)(2) as a result of Milligan being a specified employee on the Separation Date under Section 1.409A-1(i) of the Treasury Regulations issued under Section 409A.  Upon the expiration of the applicable deferral period, if any, all payments and benefits deferred pursuant to this Paragraph 3 (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or provided to Milligan in a lump sum on the first day of the seventh (7th) month after the Separation Date or, if earlier, the first day of the month immediately following the date Gilead receives proof of Milligan’s death, and any remaining payments or benefit under this Agreement shall be made in accordance with its otherwise applicable payment provisions.

4.              Milligan hereby acknowledges and agrees that (i) the severance benefits set forth in Paragraph 2(d) above are subject to and conditioned upon Milligan (or in the event of Milligan’s death or permanent disability, Milligan’s or Milligan’s estate’s legal representative) signing and not revoking the General Release and signing and not revoking the Supplemental Release, in each case, as set forth herein and therein, and (ii) all benefits and compensation set forth in Paragraph 2 above are subject to Milligan’s employment with Gilead not being terminated by Gilead for Cause or by Milligan for any reason, in each case, prior to the Separation Date.  For the avoidance of doubt, should Milligan voluntarily resign or Gilead terminate Milligan’s employment for Cause, in each case, prior to the Separation Date, or if Milligan materially breaches this Separation Agreement (including any of Sections 5 through 8 of this Separation Agreement) or violates the Releases either before or after the Separation Date, Gilead may immediately terminate the provision of any ongoing benefits and compensation provided for under Paragraph 2.  For further avoidance of doubt, in the event Milligan dies or becomes permanently disabled (within the meaning of Section 22(e) of the Code) prior to the Separation Date, Milligan shall be deemed to have continued to be employed hereunder through the Separation Date and Milligan or Milligan’s estate, as the case may be, shall be entitled to all of the payments and benefits provided hereunder, with any release requirement being deemed satisfied by delivery thereof by an authorized representative of Milligan or Milligan’s estate.  Notwithstanding anything herein to the contrary, in the event the Transition Date occurs during a Change in Control Period (as defined in the Severance Plan), then the severance benefits payable under Paragraphs 2(d)(i) and 2(d)(ii) shall be increased to the amounts payable under Paragraphs A(1) and A(2) of Appendix A of the Severance Plan.

5.              Milligan agrees that, for a period of one (1) year following the Separation Date, Milligan will not solicit, directly or indirectly, any employee of Gilead to terminate or cease employment with Gilead.  Notwithstanding the foregoing, this Paragraph 5 shall not apply to any solicitation of the individual who serves as Milligan’s Executive Assistant as of the date of this Agreement.

6.              Milligan agrees that Milligan will not make disparaging or derogatory remarks about Gilead.  Gilead agrees that Gilead will not, and will instruct its officers and directors to not, make disparaging or derogatory remarks about Milligan.  In response to any inquiries by prospective employers, Gilead will provide verification of the dates of Milligan’s employment, job title, and salary upon Milligan’s authorization.

7.              Without superseding any other agreements, including the Releases, and obligations Milligan has with respect thereto, Milligan agrees not to divulge any information that might be of a confidential or proprietary nature relative to Gilead except to the extent (a) Gilead consents in writing to disclosure, (b) Milligan is required by process of law to make such disclosure and Milligan promptly notifies Gilead of receipt by Milligan of such process, or (c) such information previously shall have become publicly available other than by breach hereof on the part of Milligan.  Milligan shall not use any such information in connection with any other business or employment without the prior written consent of Gilead.   Nothing contained herein shall restrict Milligan from seeking and obtaining employment within the pharmaceutical field or any other field of employment.  Furthermore, in accordance with the Defend Trade Secrets Act of 2016, Milligan will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

8.              Except to the extent required by law, Milligan shall keep confidential all communications made during the negotiation of this Agreement, and shall not directly or indirectly, whether orally or in writing, disclose such confidential information to any person or entity (including, but not limited to, any current or former employee, agent, partner, or contractor of Gilead).  Notwithstanding the foregoing, Milligan may disclose such information to his spouse, personal attorneys and tax advisors without violating the prohibition on disclosure of confidential information, provided that Milligan shall inform them of the confidential nature of this Agreement and the penalties for breach of its confidentiality.  Any impermissible disclosure of such information or of the information described in Paragraph 7 shall be considered a material breach of this Agreement.  Except to the extent required by law, Gilead shall also keep confidential all communications made during the negotiation of this Agreement, and shall not directly or indirectly, whether orally or in writing, disclose such confidential information to any person or entity within Gilead without the need to know of the existence or terms of this Agreement for legitimate business purposes.

9.              It is the intention of Milligan and Gilead in executing the General Release and the Supplemental Release that they shall be effective as a bar to each and every claim, demand, grievance and cause of action specified in the General Release and the Supplemental Release.  In furtherance of this intention, Milligan and Gilead hereby expressly consent that this Separation Agreement and the Releases shall be given full force and effect according to each and all of their express terms and provisions (including, with respect to Milligan’s releases, those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action specified therein, and elects to assume all risks for claims that at the time of execution of such Release exist in Milligan’s favor, known or unknown, that are released under the Releases).  Milligan acknowledges that Milligan may subsequent to execution of the Releases discover facts different from, or in addition to, those now known or believed to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities therein released, and agrees the Releases shall be and remain in effect in all respects as a complete and general release as to all matters released therein, notwithstanding any such different or additional facts.

10.       Milligan and Gilead represent and warrant that he or it has not heretofore assigned or transferred or purported to assign or transfer and will not assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter released under the Releases.

11.       Gilead acknowledges that this Separation Agreement is not the result of any known or alleged claims against Milligan.  Milligan represents that he is not aware of any claims other than the claims that are released by the Releases.  Milligan acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Being aware of such code section, Milligan hereby knowingly and voluntarily agrees to waive any rights Milligan may have thereunder, as well as under any other statute or common law principle of similar effect.

12.       Milligan and Gilead acknowledge and agree that nothing in this Separation Agreement or the Releases nor anything in the offer, execution, delivery, or acceptance thereof shall be construed as an admission by Gilead or Milligan of any kind, and this Agreement shall not be admissible as evidence in any proceeding except to enforce this Separation Agreement or the Releases.  Neither this Separation Agreement nor the Releases constitute an adjudication or finding on the merits and are not, and shall not be construed as, an admission by Gilead or Milligan of any violation of Gilead policies, procedures, state or federal laws or regulations.  Notwithstanding the foregoing, this Separation Agreement and each of the Releases may be introduced pursuant to an order protecting their confidentiality in any proceeding to enforce this Separation Agreement or either of the Releases.

13.       Milligan and Gilead agree that any and all disputes relating to, or in any way connected with the Agreement, as well as any and all disputes relating to, or in any way connected with, Milligan’s employment with Gilead, or with any of its former subsidiaries, divisions and affiliates and Milligan’s separation from such employment, to the extent such disputes do not otherwise relate to claims released pursuant to the Releases, shall be submitted to final and binding arbitration pursuant to the arbitration procedures set forth in the American Arbitration Association’s National Rules for the Resolution of Employment Disputes.  Gilead will bear the arbitrator’s fee and any other type of expense or cost that

Milligan would not be required to bear if Milligan were free to bring the dispute(s) or claim(s) in court as well as any other expense or cost that is unique to arbitration.  Milligan and Gilead shall each bear their own attorneys’ fees incurred in connection with the arbitration.  The arbitrator will not have authority to award attorneys’ fees unless a statute or contract at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys’ fees as required or permitted by applicable law.  If there is a dispute as to whether Gilead or Milligan is the prevailing party in the arbitration, the Arbitrator will decide this issue.

14.       Milligan and Gilead agree that the prevailing party in any arbitration to enforce the terms of this Agreement shall be entitled to recover all costs and expenses incurred by such party in connection therewith, including reasonable attorneys’ fees.

15.       If Milligan timely revokes either of the Releases, the provisions of Paragraph 2(d) of this Separation Agreement shall not be effective or enforceable.  Regardless of whether Milligan revokes the Releases in the time periods specified therein, the Separation Agreement as it relates to all matters other than the Releases shall become effective on the date it is signed by Milligan.

16.       Nothing in this Agreement shall be construed to prohibit Milligan from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission and/or any federal, state or local agency.  Notwithstanding the foregoing, Milligan waives all rights to recover monetary damages in any charge, complaint or lawsuit filed by Milligan or by anyone else on Milligan’s behalf in connection with the matters encompassed in this Agreement.

17.       This Agreement was entered into in California and the laws of said State shall apply to it.

18.       If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application.  To this end, the provisions of this Agreement are severable.

19.       The Agreement, including the Releases, constitutes and contains the entire agreement and understanding between the parties concerning Milligan’s separation from employment with Gilead, and the other subjects addressed herein.  This Agreement supersedes and replaces all prior negotiations and agreements, proposed or otherwise, whether written or oral, concerning the subject matters of this Agreement, with the exception of any confidentiality agreement or stock option agreement(s) or other equity award agreement(s) previously signed by Milligan.  Any such confidentiality agreement or stock option or equity award agreement(s) are herein incorporated by reference and remain fully enforceable as part of this integrated document.

EXECUTED this 6th day of August 2018, at Foster City, California.

/s/ John F. Milligan
John F. Milligan, Ph.D.

EXECUTED this 6th day of August 2018, at Foster City, California.

Gilead Sciences, Inc.

By:	/s/ Katie Watson
Katie Watson, Executive Vice President, Human Resources

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

MUTUAL GENERAL RELEASE OF CLAIMS

This Mutual General Release (this “General Release”), is made between John F. Milligan, Ph.D. (“Milligan”) and Gilead Sciences, Inc., on its behalf and on behalf of any parent, subsidiary or affiliated corporation or related entity of Gilead Sciences, Inc., (collectively, “Gilead”) pursuant to the Separation Agreement dated August 6, 2018 by and between Milligan and Gilead (the “Separation Agreement”).  Milligan and Gilead are collectively referred to herein as the “Parties.”

1.                                Milligan’s Release of Claims.

(a)                                 In consideration of the severance benefits which Milligan will receive in accordance with Paragraph 2(d) of the Separation Agreement, the sufficiency of which Milligan hereby acknowledges, Milligan hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Gilead, its predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as “Gilead Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, anywhere in the world whether known or unknown to Milligan which Milligan now owns or holds or has at any time owned or held as against the Gilead Releasees, or any of them through the date Milligan executes this General Release (“Claims”), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Milligan’s employment with or separation of employment from Gilead including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys’ fees and costs, discrimination in employment, any and all acts or omissions in contravention of any federal or state or foreign laws or statutes (including, but not limited to, federal or state securities laws, any deceptive trades practices act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on state or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and any similar act in effect in any jurisdiction applicable to Milligan or Gilead, all as amended, whether such claim be based upon an action filed by Milligan or by a governmental agency.  However, the following claims are specifically and expressly excluded from the foregoing release: (i) claims for workers’ compensation benefits, (ii) claims for unemployment compensation, (ii) claims under the Fair Labor Standards Act, (iv) health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or (v) claims with respect to vested benefits under a plan governed by the Employee Retirement Income Security Act (ERISA).

(b)                                 Milligan represents that Milligan is not aware of any claims other than the claims that are released by this instrument.  Milligan acknowledges that Milligan is familiar with the provisions of California Civil Code Section 1542, which states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

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Milligan, being aware of such code section, hereby knowingly and voluntarily agrees to waive any rights Milligan may have thereunder, as well as under any other statute or common law principle of similar effect.

(c)                                  The law requires that Milligan be advised and Gilead hereby advises Milligan in writing to consult with an attorney and discuss this General Release before executing it.  Milligan acknowledges Gilead has offered Milligan the opportunity to evaluate the terms of this General Release for not less than twenty-one (21) calendar days prior to Milligan’s signing of this General Release.

Should Milligan decide not to use the full twenty-one (21) days, then Milligan knowingly and voluntarily waives any claims that Milligan was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this General Release.  Milligan acknowledges that Milligan may revoke this General Release for up to seven (7) calendar days following Milligan’s execution of this General Release and that it shall not become effective or enforceable until such revocation period has expired.  Milligan further acknowledges and agrees that such revocation must be in writing and delivered to “Katie Watson, Executive Vice President, Human Resources, Gilead Sciences, 333 Lakeside Drive, Foster City, CA  94404” and received by Gilead not later than midnight on the seventh (7th) day following Milligan’s execution of this General Release.  If Milligan revokes this General Release, it shall not be effective or enforceable, and Milligan will not receive the monies and benefits provided under Paragraph 2(d) of the Separation Agreement.  If Milligan does not revoke this General Release in the time specified above, it shall be effective once it is signed by Milligan.

(d)                                 Nothing in this General Release shall be construed to prohibit Milligan from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission and/or any federal, state or local agency.  Notwithstanding the foregoing, Milligan waives all rights to recover monetary damages in any charge, complaint or lawsuit filed by Milligan or by anyone else on Milligan’s behalf in connection with the matters encompassed in this General Release.

(e)                                  This General Release was entered into in California and the laws of said State shall apply to it.

2.                    Gilead’s Release of Claims.

(a)                                 In consideration of Milligan’s agreement to provide continued services in accordance with Paragraph 1 of the Separation Agreement, and of Milligan’s releases of claims, the sufficiency of which Gilead hereby acknowledges, Gilead hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Milligan and his heirs, administrators, executors, assigns, agents, attorneys, servants and representatives, past and present, and each of them (hereinafter collectively referred to as “Milligan Releasees”) from any and all Claims actually known by any other executive officers or members of the Board of Directors of Gilead, including specifically but not exclusively and without limiting the generality of the foregoing, any and all such Claims which Gilead now owns or holds or has at any time owned or held as against the Milligan Releasees, or any of them arising out of or in any way connected to Milligan’s employment with or services to Gilead.

(b)                                 Gilead represents that as of the date hereof Gilead is not aware of any claims other than the claims that are released by this instrument.

(c)                                  This General Release was entered into in California by a representative with authority to bind Gilead, and the laws of the State of California shall apply to it.

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3.                                      All Other Terms and Conditions.

Upon its execution and effectiveness, this General Release shall constitute a part of the Separation Agreement entered into by and between Gilead and Milligan, which is referenced and incorporated in full herein.  Except as otherwise set forth in this General Release, this General Release shall be governed by the terms and conditions of the Separation Agreement.

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The Parties have read and understood the foregoing General Release, have been advised to and have had the opportunity to discuss it with anyone the Parties desire, including an attorney of their own choice, and accept and agree to its terms, acknowledge receipt of a copy of the same and the sufficiency of the monies and benefits described above, and hereby execute this General Release voluntarily and with full understanding of its consequences.

EXECUTED this 6th day of August 2018, at Foster City, California.

/s/ John F. Milligan
John F. Milligan, Ph.D.

EXECUTED this 6th day of August 2018, at Foster City, California.

Gilead Sciences, Inc.

By:	/s/ Katie Watson
Katie Watson
Executive Vice President, Human Resources

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PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

SUPPLEMENTAL RELEASE OF CLAIMS

This Supplemental Release (this “Supplemental Release”), is made between John F. Milligan, Ph.D. (“Milligan”) and Gilead Sciences, Inc., on its behalf and on behalf of any parent, subsidiary or affiliated corporation or related entity of Gilead Sciences, Inc., (collectively, “Gilead”) pursuant to the Separation Agreement dated August 6, 2018 by and between Milligan and Gilead (the “Separation Agreement”).

1.              Milligan’s Release of Claims.

(a)                                 In consideration of the severance benefits which Milligan will receive in accordance with Paragraph 2(d) of the Separation Agreement, the sufficiency of which Milligan hereby acknowledges, Milligan hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Gilead, its predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as “Gilead Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, anywhere in the world whether known or unknown to Milligan which Milligan now owns or holds or has at any time owned or held as against Gilead Releasees, or any of them through the date Milligan executes this Supplemental Release (“Claims”), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Milligan’s employment with or separation of employment from Gilead including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys’ fees and costs, discrimination in employment, any and all acts or omissions in contravention of any federal or state or foreign laws or statutes (including, but not limited to, federal or state securities laws, any deceptive trades practices act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on state or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and any similar act in effect in any jurisdiction applicable to Milligan or Gilead, all as amended, whether such claim be based upon an action filed by Milligan or by a governmental agency.  However, the following claims are specifically and expressly excluded from the foregoing release: (i) claims for workers’ compensation benefits, (ii) claims for unemployment compensation, (ii) claims under the Fair Labor Standards Act, (iv) health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or (v) claims with respect to vested benefits under a plan governed by the Employee Retirement Income Security Act (ERISA).

(b)                                 Milligan represents that Milligan is not aware of any claims other than the claims that are released by this instrument.  Milligan acknowledges that Milligan is familiar with the provisions of California Civil Code Section 1542, which states as follows:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Milligan, being aware of such code section, hereby knowingly and voluntarily agrees to waive any rights Milligan may have thereunder, as well as under any other statute or common law principle of similar effect.

(c)                                  The law requires that Milligan be advised and Gilead hereby advises Milligan in writing to consult with an attorney and discuss this Supplemental Release before executing it.  Milligan acknowledges Gilead has offered Milligan the opportunity to evaluate the terms of this Supplemental Release for not less than twenty-one (21) calendar days prior to Milligan’s signing of this Supplemental Release.

Should Milligan decide not to use the full twenty-one (21) days, then Milligan knowingly and voluntarily waives any claims that Milligan was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Supplemental Release.  Milligan acknowledges that Milligan may revoke this Supplemental Release for up to seven (7) calendar days following Milligan’s execution of this Supplemental Release and that it shall not become effective or enforceable until such revocation period has expired.  Milligan further acknowledges and agrees that such revocation must be in writing and delivered to “Katie Watson, Executive Vice President, Human Resources, Gilead Sciences, 333 Lakeside Drive, Foster City, CA  94404” and received by Gilead not later than midnight on the seventh (7th) day following Milligan’s execution of this Supplemental Release.  If Milligan revokes this Supplemental Release, it shall not be effective or enforceable, and Milligan will not receive the monies and benefits provided under Paragraph 2(d) of the Separation Agreement.  If Milligan does not revoke this Supplemental Release in the time specified above, it shall be effective once it is signed by Milligan.

(d)                                 Nothing in this Supplemental Release shall be construed to prohibit Milligan from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission and/or any federal, state or local agency.  Notwithstanding the foregoing, Milligan waives all rights to recover monetary damages in any charge, complaint or lawsuit filed by Milligan or by anyone else on Milligan’s behalf in connection with the matters encompassed in this Supplemental Release.

(e)                                  This Supplemental Release was entered into in California and the laws of said State shall apply to it.

2.                                      All Other Terms and Conditions.

Upon its execution and effectiveness, this Supplemental Release shall constitute a part of the Separation Agreement entered into by and between Gilead and Milligan, which is referenced and incorporated in full herein.  Except as otherwise set forth in this Supplemental Release, this Supplemental Release shall be governed by the terms and conditions of the Separation Agreement.

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I have read and understood the foregoing Supplemental Release, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, and I accept and agree to its terms, acknowledge receipt of a copy of the same and the sufficiency of the monies and benefits described above, and hereby execute this Supplemental Release voluntarily and with full understanding of its consequences.

EXECUTED this             day of            , 2019, at                 .

John F. Milligan, Ph.D.

EXECUTED this day of 2019, at Foster City, California.

Gilead Sciences, Inc.

By:
Katie Watson
Executive Vice President, Human Resources

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